Exhibit 99.5

UNITED COMMUNITY FINANCIAL CORP.

ATTN: TROY ADAIR

275 W. FEDERAL STREET

P.O. BOX 1111

YOUNGSTOWN, OH 44503-1203

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E86391-S93111	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

UNITED COMMUNITY FINANCIAL CORP.

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3:		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of September 9, 2019, as amended from time to time (the merger agreement), by and between First Defiance Financial Corp. and United Community (United Community).	☐	☐	☐

2.	To approve, on a non-binding, advisory basis, the compensation to be paid to United Community’s named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐

3.	To approve the adjournment of the United Community Special Meeting, if necessary or appropriate, to permit further solicitation of proxies.	☐	☐	☐

The undersigned also appoints the Proxies to vote, in their discretion, upon such other business as may properly come before the Special Meeting or any adjournments thereof.

Please sign exactly as your name appears on your Stock Certificate(s). Executors, administrators, trustees, guardians, attorneys and agents should give their full titles.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

E86392-S93111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

UNITED COMMUNITY FINANCIAL CORP.

UNITED COMMUNITY FINANCIAL CORP.

2019 SPECIAL MEETING OF SHAREHOLDERS

December 10, 2019

The undersigned shareholder of United Community Financial Corp. (“UCFC”) hereby constitutes and appoints Jude J. Nohra or, in his absence, Timothy W. Esson, as the Proxy of the undersigned with full power of substitution and resubstitution, to vote at the Special Meeting of Shareholders of UCFC on December 10, 2019, at 1:00 p.m., Eastern Time (the “Special Meeting”), all of the shares of UCFC that the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1, 2 and 3.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting and of the accompanying Proxy Statement is hereby acknowledged.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA.

IMPORTANT: Please sign and date this Proxy on the reverse side.